UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2006

America First Apartment Investors, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49986	470858301
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Suite 100, 1004 Farnam Street, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(402) 557-6360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 9, 2006, the Board of Directors of America First Apartment Investors, Inc. (the "Company"), acting upon the recommendation of its Nominating/Corporate Governance Committee, voted to expand the Board of Directors to nine directors and to appoint Father John Schlegel, the President of Creighton University, and Mr. John H. Cassidy, the President and Chief Executive Officer of the Company, as additional directors. Father Schlegel has been appointed as a Class I director for a term ending in 2009 and Mr. Cassidy has been appointed as a Class II director for a term ending in 2007.

Father Schlegel, 63, has been president of Creighton University in Omaha, Nebraska, since August 2000. Prior to joining Creighton, he served nine years as president of the University of San Francisco. Father Schlegel is a graduate of St. Louis University with a B.A. in philosophy and classics and a M.A. in political science; he also earned a theology degree from the University of London and a doctorate from Oxford University in international relations. The Board has determined that Father Schlegel is an independent director, as that term is defined under current Nasdaq listing standards, SEC rules and regulations and the Sarbanes-Oxley Act of 2002.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America First Apartment Investors, Inc.

August 10, 2006	By:	/s/ John H. Cassidy

Name: John H. Cassidy
Title: President and Chief Executive Officer